SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):
March 11, 2004 (March 9, 2004)

CRIIMI MAE INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10360	52-1622022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike
Rockville, Maryland 20852
(Address of principal executive offices, including zip code, of Registrant)

(301) 816-2300
(Registrant’s telephone number, including area code)

Item 5.  Other Events and Required FD Disclosure.

On March 9, 2004, the Company issued a press release reporting the declaration of cash dividends for the first quarter of 2004 on each of the Company’s Series B Cumulative Convertible Preferred Stock, Series F Redeemable Cumulative Dividend Preferred Stock and Series G redeemable Cumulative Dividend Preferred Stock.  A copy of this press release is incorporated by reference herein and is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 - Press Release issued by CRIIMI MAE Inc. on March 9, 2004.

SIGNATURE

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, as amended, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

CRIIMI MAE Inc.

Dated: March 11, 2004	/s/ Mark Libera
Mark Libera
Vice President and Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description

* 99.1 Press Release date March 9, 2004.

* Filed herewith.